Exhibit 32                 Section 1350 Certifications.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Greer Bancshares Incorporated (the “Company”), each certify, pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ R. Dennis Hennett
R. Dennis Hennett Chief Executive Officer August 15, 2005

/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr. Chief Financial Officer August 15, 2005